EXHIBIT "1.4"
"ARTICLES OF AMENDMENT 1943"

FILED in the Office of the Secretary of State of the State of California Jun 3 1943
FRANK M. JORDAN, Secretary of State
By /S/ Assistant Secretary of State


                     CERTIFICATE OF AMENDMENT OF ARTICLES OF

                                INCORPORATION OF

                                                        WEST COAST MINES, INC.

The undersigned, GEO. A. BRIGGS and A. I. DIEPENBROCK, do hereby certify that they are, respectively, and have been at all times herein mentioned, the duly elected and acting president and secretary of WEST COAST MINES, INC., a California corporation, and further that:

      One: At a special meeting of the board of directors of said corporation duly held at its principal office for the transaction of business at Sacramento, California, at 7:30 o'clock P.M. on the 27th day of May, 1943, at which meeting there was at all times present and acting a quorum of the members of said board, the following resolutions were duly adopted:

      RESOLVED, by the Board of Directors of WEST COAST MINES, INC., that its articles of incorporation be amended by the addition thereto of Article Seventh, and that Article Seventh read as follows:

       "SEVENTH: The directors of this corporation are hereby granted power and authority to levy and collect from time to time, as in their discretion they my deem advisable, assessments upon all of the shares of stock of this corporation at any time issued and outstanding, and shall have and enjoy all of the rights and privileges with reference to such assessments as are fixed, provided and established by law in respect to corporations the directors of which have such power of assessment; provided, however, neither any assessment nor the levy thereof shall create any personal liability whatsoever of any shareholder of this corporation; and provided further that said power of assessment shall be limited in its aggregate to five cents ($0.05) per share."

      RESOLVED FURTHER, that the president or a vice president and the secretary or an assistant secretary of this corporation be and they hereby are authorized and directed to procure the adoption and approval of the foregoing amendment by the vote or written consent of shareholders of this corporation holding at least two-thirds of the voting power, and thereafter to sign and verify by their oaths and to file a certificate in the form and manner required by Section 362b of the California Civil Code, and in general to do any and all things necessary to effect said amendment in accordance with said Section 362b.

      Two: The number of shares of said corporation consenting to such amendment of its articles of incorporation is 454084, and the following is a copy of the form of written consent executed by the holders of said shares:

                CONSENT OF SHAREHOLDERS TO AMENDMENT OF ARTICLES

                   OF INCORPORATION OF WEST COAST MINES, INC.

      We, the undersigned shareholders owing and having issued to us in our names at least two-thirds (2/3) of all of the outstanding shares of the West Coast Mines, Inc., do hereby consent to the hereinafter amendment to the articles of incorporation and request and direct that the Board of Directors of said corporation take such action as may be necessary in connection with the hereinafter set forth amendment, and that said articles of incorporation be amended by the addition thereto of Article Seventh, and that Article Seventh read as follows:

      "SEVENTH: The directors of this corporation are hereby granted power and authority to levy and collect from time to time, as in their discretion they may deem advisable, assessments upon all of the shares of stock of this corporation at any time issued and outstanding, and shall have and enjoy all of the rights and privileges with reference to such assessments as are fixed, provided and established by law in respect to corporations the directors of which have such power of assessment; provided, however, neither any assessment nor the levy thereof shall create any personal liability whatsoever of any shareholder of this corporation; and provided further that said power of assessment shall be limited in its aggregate to five cents ($0.05) per share."

      This consent may be given by signature on one or more counterparts hereof.

IN WITNESS WHEREOF, we have hereunto set our hands and seals and set forth the number of shares held by each opposite our signatures:

SIGNATURE          NUMBER OF SHARES

         Three: The total number of shares of said corporation entitled to vote on or consent to the adoption of such amendment is 661400.

IN WITNESS WHEREOF, the undersigned have executed this certificate of amendment this 29th day of May, 1943.

/S/ Geo A. Briggs, President of West Coast Mines, Inc.
---------------------------------------------------------

/S/ A.I. Diepenbrock, Secretary of West Coast Mines, Inc.
---------------------------------------------------------

STATE OF CALIFORNIA )
                    ) ss.
County of Sacramento)

GEO. A. BRIGGS and A.I. DIEPENBROCK, being first duly sworn, each for himself deposes and says:

      That GEO. A. BRIGGS is, and was at all of the times mentioned in the foregoing Certificate of Amendment, the president of WEST COAST MINES, INC., The California corporation therein mentioned, and A.I. DIEPENBROCK is, and was at all of said times, the secretary of said corporation; and each has read said Certificate and that the statements therein made are true of his own knowledge, and that the signatures purporting to be the signatures of said president and secretary thereto are the genuine signatures of said president and secretary, respectively.

/S/ Geo A. Briggs
------------------

/S/ A.I. Diepenbrock
--------------------

Subscribed  and sworn
to before me this 29th day of May,  1943.
/S/ Marion Fritz
-----------------
Notary Public in and for the County
of Sacramento, State of California.